Exhibit 99.1

Perma-Fix Schedules Fourth Quarter
and Full Year 2013 Earnings Conference Call

ATLANTA – April 14, 2014 — Perma-Fix Environmental Services, Inc. (NASDAQ: PESI) today announced that it will host a conference call at 11:00 AM Eastern Time on Tuesday, April 15, 2014. The call will be available by dialing (877) 407-0778 for U.S. callers, or +1-201-689-8565 for international callers, or on the Company’s website at www.perma-fix.com.  The conference call will be led by Dr. Louis F. Centofanti, Chairman and Chief Executive Officer, and Ben Naccarato, Vice President and Chief Financial Officer, of Perma-Fix Environmental Services, Inc.

A webcast will also be archived on the Company’s website and a telephone replay of the call will be available approximately one hour following the call, through midnight Tuesday, April 22, 2014 and can be accessed by calling: (877) 660-6853 (U.S. callers) or +1-201-612-7415 (international callers) and entering conference ID: 13580470.

About Perma-Fix Environmental Services
Perma-Fix Environmental Services, Inc. is a nuclear services company and leading provider of nuclear and mixed waste management services.  The Company's nuclear waste services include management and treatment of radioactive and mixed waste for hospitals, research labs and institutions, federal agencies, including the DOE, the Department of Defense ("DOD"), and the commercial nuclear industry. The Company’s nuclear services group provides project management, waste management, environmental restoration, decontamination and decommissioning, new build construction, and radiological protection, safety and industrial hygiene capability to our clients.  The Company operates four nuclear waste treatment facilities and provides nuclear services at DOE, DOD, and commercial facilities, nationwide.

Please visit us on the World Wide Web at http://www.perma-fix.com.

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Contacts:
David K. Waldman-US Investor Relations
Crescendo Communications, LLC
(212) 671-1021

Herbert Strauss-European Investor Relations
herbert@eu-ir.com
+43 316 296 316